Exhibit 99.1

TEJON RANCH CO. ANNOUNCES SECOND QUARTER 2026

FINANCIAL RESULTS

TEJON RANCH, California—August 6, 2026 - Tejon Ranch Co. (NYSE:TRC), (“Tejon” or the “Company”), a diversified real estate, land and agribusiness company, today announced financial results for the second quarter ended June 30, 2026.

Second Quarter 2026 Financial Highlights

•

Net income attributable to common stockholders increased by $4.3 million to $2.6 million ($0.10/ share basic and diluted), compared to a loss of $1.7 million, ($0.06/share) in the second quarter of 2025.

•

Revenues and other income, including equity in earnings of unconsolidated joint ventures increased by $6.3 million to $17.4 million, compared to $11.1 million, in the second quarter of 2025, while overall results also benefited from disciplined cost management, with year-to-date corporate expenses of $4.7 million compared to $9.1 million in the prior-year period. The prior-year period included $3.4 million of non-recurring corporate expenses.

•	Adjusted EBITDA, a non-GAAP measure, increased by $2.7 million to $8.4 million compared to $5.7 million in the second quarter of 2025.

Executive Summary

“Last year we committed to a clear strategy of cost discipline and capital efficiency, and this quarter’s improved performance reflects a company executing its plan,” said Matthew Walker, President and Chief Executive Officer of Tejon Ranch Company. “Compared to the prior year, we’ve cut corporate expenses and grown Adjusted EBITDA approximately 47%. Revenue benefited from the Dedeaux land sale, a transaction that also launches a new industrial joint venture at Tejon Ranch Commerce Center in which we hold a 60% economic interest, while our multifamily, mineral resources, and ranch operations segments all grew.”

“Terra Vista continues to stabilize, with leasing now surpassing 80%, and our TRCC industrial portfolio remains fully leased. The discipline we’ve imposed and momentum we’re seeing position the Company to accelerate, as our investments mature and new opportunities emerge across the Ranch.”

Commercial/Industrial Real Estate Update

•

Segment revenues increased $4.6 million to $9.7 million, compared to $5.1 million in the second quarter of 2025, driven primarily by the $6.9 million land sale associated with the Dedeaux Properties joint venture.

•	Leasing and occupancy as of June 30, 2026:

•	The TRCC industrial portfolio, through the Company’s joint venture partnerships, consists of 2.8 million square feet of GLA and remains 100% leased.

•	The TRCC commercial portfolio, wholly owned and through joint venture partnerships, consists of approximately 584,000 square feet of GLA and is 95% leased.

•	Occupancy at the Outlets at Tejon was 92% as of June 30, 2026.

•

Construction commenced on Building 1B at TRCC through the Company’s 60-40 joint venture with Dedeaux Properties. Upon its completion in early 2027, this asset will add approximately 510,500 square feet of Class-A capacity to our industrial portfolio.

•

Management continues to see elevated activity at TRCC tied to the lease-up of Terra Vista and the opening of the Hard Rock Casino Tejon, with outlet traffic increasing approximately 25%, year over year, and outlet sales per square foot rising 11%, as the positive trends that emerged at the end of 2025 extended into the second quarter. Similar trends are evident in fuel sales at the Company’s travel centers which are a joint venture with TravelCenters of America Inc.

Farming Highlights

•	Farming segment revenues were $0.8 million, compared to $0.6 million in the second quarter of 2025.

•	For the first six months of 2026, farming revenues were $1.6 million, compared to $2.2 million in the prior-year period.

•

The year-over-year decline reflects lower carryover crop available for sale in the first half of 2026, as the Company strategically accelerated sales of carryover inventory during the fourth quarter of 2025 to capitalize on stronger-than-anticipated pricing.

•	The Company planted 150 acres of olives in 2025 and an additional 150 acres in 2026 as part of its ongoing crop diversification strategy.

Mineral Resources Highlights

•	Mineral resources segment revenues increased 20% to $1.8 million, compared to $1.5 million in the second quarter of 2025, with segment operating profit increasing 25% to $0.9 million.

•	For the first six months of 2026, segment revenues increased 30% to $5.3 million, driven primarily by opportunistic water sales executed in the first quarter.

•	Underlying royalty streams across rock and aggregate, cement, and oil and gas continued to contribute stable cash flow during the quarter.

Liquidity and Capital Resources

As of June 30, 2026, total capital, including debt, was $588.9 million. The Company had total liquidity of approximately $79.2 million, consisting of cash and securities totaling approximately $15.1 million and $64.1 million available on its line of credit.

2026 Outlook:

The Tejon Ranch Commerce Center remains the Company’s primary mixed-use development platform, with the new industrial Building 1B on track for an early 2027 delivery. The Company expects to continue to pursue commercial and industrial development both directly and through joint ventures, including opportunistic land sales. The Company continues to advance its proposed residential communities. Across the Ranch, the Company’s recurring revenue streams continue to perform, and management remains focused on leveraging the full breadth of its landholdings to drive value.

Net income will fluctuate with the timing of land sales, leasing activity, and commodity prices. In farming, winter conditions generally provided adequate chill accumulation for the Company’s almond and pistachio orchards. Significant rainfall during the February bloom created less favorable pollination conditions, although the impact on crop yields is not expected to be known until harvest. California’s spot water market is impacted by a higher State Water Project allocation this year, however the Company continues to look for opportunities to execute water sales when market conditions are favorable.

Earnings Conference Call Information

The Company will host a conference call to discuss its second quarter 2026 financial results:

•	Date: Thursday, August 6, 2026

•	Time: 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time

•	Dial-In: (877) 704-4453 (U.S.) or +1 (201) 389-0920 (International)

•	Conference Call Playback: (844) 512-2921 (U.S.) or +1 (412) 317-6671 (International) Passcode: 13759630

The full playback can be accessed through Thursday, September 3, 2026.

About Tejon Ranch Co.

Tejon Ranch Co. (NYSE: TRC) is a California-based company whose 270,000-acre landholding in Los Angeles and Kern Counties supports a diversified portfolio of real estate and land-based businesses. Strategically located 60 miles north of downtown Los Angeles at its southern boundary and to an area approximately 15 miles southeast of Bakersfield at its northern boundary, the Company’s operations include the development and operations of commercial and industrial real estate, master planned communities, as well as farming, grazing and game management. Tejon Ranch Co. also generates revenue through ground leases, royalty agreements, and rights-of-way easements supporting infrastructure, energy, telecommunications and utility uses. For more information, please visit www.tejonranch.com.

Forward Looking Statements:

This release contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact are forward-looking statements. These statements include, among others, statements regarding the Company’s business plans, strategies, prospects, objectives, future operating results, financial condition, capital allocation, cost structure, development and entitlement timelines, partnerships, and other future events or circumstances.

Forward-looking statements reflect the Company’s current expectations and beliefs and are not guarantees of future performance. These statements speak only as of the date of this release. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “may,” “will,” “could,” “should,” “would,” “likely,” and similar expressions are intended to identify forward-looking statements.

These statements are based on current assumptions and are subject to risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those expressed or implied. These risks and uncertainties include, among others, market, economic, geopolitical, and weather conditions; the availability and cost of financing; competition; commodity prices and agricultural yields; the ability to obtain and maintain governmental entitlements and permits; the timing and outcome of regulatory and litigation matters; demand for commercial, industrial, residential, and retail real estate; and other risks inherent in the Company’s real estate and agricultural operations.

There can be no assurance that actual results will not differ materially from these forward-looking statements. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements. Investors are cautioned not to place undue reliance on these statements. For additional information regarding risks and uncertainties, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and subsequent filings with the U.S. Securities and Exchange Commission.

(Financial tables follow)

TEJON RANCH CO. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

($ in thousands, except per share amounts)

	June 30, 2026 (unaudited)	December 31, 2025
ASSETS
Current Assets:
Cash and cash equivalents	$3,870	$9,524
Marketable securities - available-for-sale	11,187	15,370
Accounts receivable	2,638	9,389
Inventories	9,391	3,347
Prepaid expenses and other current assets	4,629	1,632

Total current assets	31,715	39,262
Real estate and improvements - held for lease, net	78,247	79,177
Real estate development (includes $130,824 at June 30, 2026 and $128,549 at
December 31, 2025, attributable to CFL)	360,470	356,567
Property and equipment, net	60,372	59,311
Investments in unconsolidated joint ventures	39,267	29,986
Net investment in water assets	66,790	62,593
Other assets	2,677	3,573

TOTAL ASSETS	$639,538	$630,469

LIABILITIES AND EQUITY
Current Liabilities:
Trade accounts payable	$5,648	$5,240
Accrued liabilities and other	2,335	2,188
Deferred income	2,878	2,062

Total current liabilities	10,861	9,490
Revolving line of credit	95,942	93,942
Long-term deferred gains	13,934	10,935
Deferred tax liability	9,834	9,849
Other liabilities	16,054	15,697

Total liabilities	146,625	139,913
Commitments and contingencies
Equity:
Tejon Ranch Co. stockholders’ equity
Common stock, $0.50 par value per share:
Authorized shares - 50,000,000
Issued and outstanding shares - 27,004,897 at June 30, 2026 and 26,916,837 at December 31, 2025	13,504	13,460
Additional paid-in capital	349,805	350,242
Accumulated other comprehensive loss	(211)	(177)
Retained earnings	114,459	111,673

Total Tejon Ranch Co. stockholders’ equity	477,557	475,198
Non-controlling interest	15,356	15,358

Total equity	492,913	490,556

TOTAL LIABILITIES AND EQUITY	$639,538	$630,469

TEJON RANCH CO. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues:
Real estate - commercial/industrial	$9,663	$5,092	$12,425	$7,846
Multifamily	857	15	1,553	15
Mineral resources	1,789	1,510	5,322	4,105
Farming	750	607	1,645	2,163
Ranch operations	1,200	1,083	2,817	2,387

Total revenues	14,259	8,307	23,762	16,516
Costs and expenses:
Real estate - commercial/industrial	6,212	3,215	7,890	4,871
Multifamily	1,028	321	2,052	512
Real estate - resort/residential	363	304	719	690
Mineral resources	890	790	3,378	2,875
Farming	1,286	1,497	3,275	4,045
Ranch operations	1,293	1,335	2,506	2,608
Corporate expenses	2,839	4,900	4,725	9,136

Total costs and expenses	13,911	12,362	24,545	24,737

Operating income (loss)	348	(4,055)	(783)	(8,221)
Other income:
Investment income	111	226	253	572
Other loss, net	(82)	(4)	(174)	(80)

Total other income, net	29	222	79	492

Income (loss) before equity in earnings of unconsolidated joint ventures and income tax expense (benefit)	377	(3,833)	(704)	(7,729)
Equity in earnings of unconsolidated joint ventures, net	3,100	2,555	4,390	3,713

Income (loss) before income tax expense (benefit)	3,477	(1,278)	3,686	(4,016)
Income tax expense (benefit)	843	435	902	(837)

Net income (loss)	2,634	(1,713)	2,784	(3,179)
Net loss attributable to non-controlling interest	(1)	(1)	(2)	(3)

Net income (loss) attributable to common stockholders	$2,635	$(1,712)	$2,786	$(3,176)

Net income (loss) per share attributable to common stockholders, basic	$0.10	$(0.06)	$0.10	$(0.12)

Net income (loss) per share attributable to common stockholders, diluted	$0.10	$(0.06)	$0.10	$(0.12)

Tejon Ranch Co. provides Adjusted EBITDA, a non-GAAP financial measure, because it offers additional information for monitoring the Company’s cash flow performance. A table providing a reconciliation of Adjusted EBITDA to its most comparable GAAP measure, as well as an explanation of, and important disclosures about, this non-GAAP measure, is included in the tables at the end of this press release.

Non-GAAP Financial Measures

This press release includes references to the Company’s non-GAAP financial measures “EBITDA”, and Adjusted EBITDA. EBITDA represents the Company’s share of consolidated net income in accordance with U.S. generally accepted accounting principles (“GAAP”), before interest, taxes, depreciation, and amortization, plus the allocable portion of EBITDA of unconsolidated joint ventures accounted for under the equity method of accounting based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP. EBITDA is a non-GAAP financial measure and is used by the Company and others as a supplemental measure of performance. Tejon Ranch also uses Adjusted EBITDA to assess the performance of the Company’s core operations, for financial and operational decision making, and as a supplemental or additional means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as EBITDA, excluding stock compensation expense and certain identified non-recurring items that are not indicative of our on-going operations or that may obscure our underlying results and trends. The Company believes EBITDA and Adjusted EBITDA provide investors relevant and useful information, when reconciled to their most comparable GAAP financial measure, because they permit investors to view income from operations on an unlevered basis before the effects of taxes, depreciation and amortization, and stock compensation expense. By excluding interest expense and income, EBITDA and Adjusted EBITDA allow investors to measure the Company’s performance independent of its capital structure and indebtedness and, therefore, allow for a more meaningful comparison of the Company’s performance to that of other companies, both in the real estate industry and in other industries. The Company believes that excluding charges related to share-based compensation facilitates a comparison of its operations across periods and among other companies without the variances caused by different valuation methodologies, the volatility of the expense (which depends on market forces outside the Company’s control), and the assumptions and the variety of award types that a company can use. In addition, the Company excludes certain items impacting comparability, such as shareholder activism advisory costs and legal expenses associated with the Centennial litigation, to provide investors with a clearer understanding of the Company’s core operating performance across periods. EBITDA and Adjusted EBITDA have limitations as measures of the Company’s performance. EBITDA and Adjusted EBITDA do not reflect Tejon Ranch’s historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. While EBITDA and Adjusted EBITDA are relevant and widely used measures of performance, they do not represent net income or cash flows from operations as defined by GAAP, and they should not be considered as alternatives to those indicators in evaluating performance or liquidity. Further, the Company’s computation of EBITDA and Adjusted EBITDA may not be comparable to similar measures reported by other companies.

Adjusted Farming EBITDA before fixed water obligations is not a measure of financial performance prepared in accordance with GAAP and should not be considered in isolation or as a substitute for net income, operating income, or other performance measures prepared in accordance with GAAP. The Company defines Adjusted Farming EBITDA before fixed water obligations as net income (loss) before interest, taxes, depreciation, and amortization, further adjusted to exclude non-recurring items such as gains or losses on asset sales, impairments, share-based compensation, and other non-cash charges, and before deducting the Company’s fixed water obligations. Management uses this measure to evaluate the core operating performance of its farming operations and to facilitate period-to-period comparisons by isolating the impact of variable farming costs from the fixed water infrastructure costs. The Company believes this measure provides investors with additional insight into the underlying cash flow potential of its agricultural operations. A reconciliation of Adjusted Farming EBITDA before fixed water obligations to the most directly comparable GAAP measure, Operating loss from farming, is provided below.

TEJON RANCH CO.

Non-GAAP Financial Measures

(Unaudited)

	Three Months Ended June 30,
($ in thousands)	2026	2025
Net (loss) income	$2,634	$(1,713)
Net loss attributable to non-controlling interest	(1)	(1)
Interest, net
Consolidated	(111)	(226)
Our share of interest expense from unconsolidated joint ventures	1,430	1,473

Total interest, net	1,319	1,247
Income tax expense	843	435
Depreciation and amortization:
Consolidated	1,391	1,095
Our share of depreciation and amortization from unconsolidated joint ventures	1,668	1,738

Total depreciation and amortization	3,059	2,833

EBITDA	7,856	2,803
Stock compensation expense	530	624
Items impacting comparability:
Shareholder activism expense	—	2,316

Adjusted EBITDA	$8,386	$5,743

	Six Months Ended June 30,		TTM* Ended June 30,
($ in thousands)	2026	2025	2026	2025
Net income (loss)	$2,784	$(3,179)	$6,034	$(533)
Net loss attributable to non-controlling interest	(2)	(3)	(3)	(4)
Interest, net
Consolidated	(253)	(572)	(595)	(1,530)
Our share of interest expense from unconsolidated joint ventures	2,827	2,934	5,686	6,005

Total interest, net	2,574	2,362	5,091	4,475
Income tax provision (benefit)	902	(837)	2,827	2,257
Depreciation and amortization:
Consolidated	2,864	2,110	6,768	5,074
Our share of depreciation and amortization from unconsolidated joint ventures	3,334	3,432	6,892	6,891

Total depreciation and amortization	6,198	5,542	13,660	11,965

EBITDA	12,460	3,891	27,615	18,168
Stock compensation expense	712	1,290	1,133	3,118
Items impacting comparability:
Shareholder activism expense	—	3,399	—	3,399
Centennial litigation expense	—	—	1,100	—

Adjusted EBITDA	$13,172	$8,580	$29,848	$24,685

*	Trailing Twelve Month (TTM)

Reconciliation of Net Income to Adjusted TTM EBITDA

	TTM EBITDA Ended June 30, 2026
($ in thousands)	Commercial Real Estate	Multifamily	Farming	Mineral Resources	Ranch Operations	Residential Real Estate	Corporate	Tejon PRS of UJV	Grand Total
Net income (loss)	$8,562	(1,547)	$140	$3,543	$750	$(2,306)	$(12,147)	$9,039	$6,034
Net income attributed to non-controlling interest	—	—	—	—	—	—	—	(3)	(3)
Interest, net
Consolidated interest income	—	—	—	—	—	—	(595)	—	(595)
Our share of interest expense from unconsolidated joint ventures	—	—	—	—	—	—	—	5,686	5,686

Total interest, net	—	—	—	—	—	—	(595)	5,686	5,091
Income tax expense	—	—	—	—	—	—	2,827	—	2,827
Depreciation and amortization
Consolidated	482	1,853	2,320	1,376	362	29	346	—	6,768
Our share of depreciation and amortization from unconsolidated joint ventures	—	—	—	—	—	—	—	6,892	6,892

Total depreciation and amortization	482	1,853	2,320	1,376	362	29	346	6,892	13,660

EBITDA	9,044	306	2,460	4,919	1,112	(2,277)	(9,569)	21,620	27,615
Stock compensation expense	61	—	30	9	9	195	829	—	1,133
Items impacting comparability:									—
Other [1]	—	—	—	—	—	—	1,100	—	1,100

Adjusted EBITDA	$9,105	$306	$2,490	$4,928	$1,121	$(2,082)	$(7,640)	$21,620	$29,848

[1]	Represents legal expenses associated with the Centennial litigation attributable to opposing counsel.

Quarterly information is not indicative of full year results due to seasonality.

	TTM EBITDA Ended June 30, 2025
($ in thousands)	Commercial Real Estate	Multifamily	Farming	Mineral Resources	Ranch Operations	Residential Real Estate	Corporate	Tejon PRS of UJV	Grand Total
Net income (loss)	$5,849	(307)	$(3,361)	$3,102	$526	$(1,317)	$(15,337)	$10,312	$(533)
Net income attributed to non-controlling interest	—	—	—	—	—	—	—	(4)	(4)
Interest, net
Consolidated interest income	—	—	—	—	—	—	(1,530)	—	(1,530)
Our share of interest expense from unconsolidated joint	—	—	—	—	—	—	—	6,005	6,005

Total interest, net	—	—	—	—	—	—	(1,530)	6,005	4,475
Income tax expense	—	—	—	—	—	—	2,257	—	2,257
Depreciation and amortization
Consolidated	421	140	2,358	1,375	387	42	351	—	5,074
Our share of depreciation and amortization from unconsolidated joint ventures	—	—	—	—	—	—	—	6,891	6,891

Total depreciation and amortization	421	140	2,358	1,375	387	42	351	6,891	11,965

EBITDA	6,270	(167)	(1,003)	4,477	913	(1,275)	(14,259)	23,212	18,168
Stock compensation expense	116	—	148	51	10	461	2,332	—	3,118
Items impacting comparability:
Other [1]	—	—	—	—	—	—	3,399	—	3,399

Adjusted EBITDA	$6,386	$(167)	$(855)	$4,528	$923	$(814)	$(8,528)	$23,212	$24,685

[1]	Represents shareholder activism expense

Quarterly information is not indicative of full year results due to seasonality.

Reconciliation of Adjusted Farming EBITDA before Fixed Water Obligations

(Unaudited)

The Company evaluates the performance of its farming operations using Adjusted Farming EBITDA before fixed water obligations, a non-GAAP financial measure. Management believes this measure provides a meaningful representation of the underlying profitability and cash flow potential of its agricultural operations by excluding both non-operating items and the fixed water obligation, which represents a non-controllable infrastructure cost incurred regardless of the level of farming activity in this segment.

The fixed water obligations reflect the Company’s allocated share of infrastructure and financing costs associated with the transmission and delivery of water to the Company’s property. These obligations primarily consist of annual assessments levied to repay bonds issued by the State of California to finance the construction and on-going maintenance of the state water project system and local water districts water systems. The landowners who hold water rights, including the Company, are responsible for repaying these bonds through fixed annual payments.

Unlike variable water costs which are included in farming expenses, management views the fixed water obligation as an infrastructure cost that supports long-term access to water resources, rather than an essential operating cost of farming. Accordingly, Adjusted Farming EBITDA before fixed water obligations allows management and investors to evaluate the operating performance of the Company’s farming segment independent of the fixed costs associated with water infrastructure.

($ in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Farming Segment
Farming revenues	$750	$607	$1,645	$2,163
Farming expenses	1,286	1,497	3,275	4,045

Operating loss from farming	(536)	(890)	(1,630)	(1,882)
Depreciation	257	312	586	680
Stock compensation expense	17	32	(39)	71

Adjusted Farming EBITDA	(262)	(546)	(1,083)	(1,131)
Fixed Water Obligations	765	673	1,771	1,516

Adjusted Farming EBITDA before Fixed Water Obligations	$503	$127	$688	$385

Earnings Per Share (EPS) and Share Data

(Unaudited)

	Three Months Ended
	June 30, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Basic earnings per share	$0.10	$0.06	$0.06	$(0.06)	$(0.06)
Diluted earnings per share	$0.10	$0.06	$0.06	$(0.06)	$(0.06)
Book value per common share	$17.68	$17.65	$17.60	$17.54	$17.59
Period End Share Price	$18.70	$15.77	$15.98	$16.96	$15.85
Weighted average shares	27,004,319	26,907,329	26,890,979	26,878,658	26,852,573
Weighted average diluted shares	27,069,691	26,965,558	26,939,860	26,878,658	26,852,573
Outstanding Shares	27,004,897	26,916,837	26,893,955	26,880,668	26,867,600

Contacts

Tejon Ranch Co.

Nicholas Ortiz

Senior Vice President, Corporate Communications & Public Affairs

661-663-4212

IR@tejonranch.com